Exhibit 99.1

Neiman Marcus, Inc. Reports Second Quarter Earnings

DALLAS--(BUSINESS WIRE)--March 9, 2010--Neiman Marcus, Inc. today reported financial results for the second quarter of fiscal year 2010. For the 13 weeks ended January 30, 2010, the Company reported total revenues of $1.10 billion compared to $1.08 billion in the prior year. Comparable revenues increased 0.6 percent. Operating earnings for the second quarter of fiscal year 2010 were $67.1 million compared to an operating loss of $592.7 million for the second quarter of fiscal year 2009. The Company’s adjusted operating loss in the second quarter of fiscal year 2009, excluding non-cash impairment charges of $560.1 million, as described below under “Other Items,” was $32.6 million.

The Company reported net earnings of $4.0 million for the 13 weeks ended January 30, 2010 compared to a net loss of $509.2 million in the prior year. The prior year period included non-cash impairment charges of $560.1 million as described below under “Other Items.” EBITDA for the second quarter of fiscal year 2010 was $119.9 million compared to adjusted EBITDA of $24.6 million for the second quarter of fiscal year 2009.

For the 26 weeks ended January 30, 2010, the Company reported total revenues of $1.97 billion compared to $2.07 billion in the prior year. Comparable revenues decreased 6.2 percent. The Company reported operating earnings for the 26 weeks ended January 30, 2010 of $142.0 million compared to an operating loss of $511.1 million for the comparable period a year ago. Adjusted operating earnings for the 26 weeks ended January 31, 2009 were $49.0 million.

The Company reported net earnings of $12.5 million for the 26 weeks ended January 30, 2010 compared to a net loss of $496.3 million in the prior year. The prior year period included non-cash impairment charges of $560.1 million as described below under “Other Items.” EBITDA for the 26 weeks ended January 30, 2010 was $248.8 million compared to adjusted EBITDA of $162.8 million for the 26 weeks ended January 31, 2009.

This release contains information regarding the Company’s adjusted operating earnings (loss), EBITDA and adjusted EBITDA, all of which are non-GAAP financial measures. A reconciliation of these figures to the most directly comparable GAAP figures, together with certain other information, can be found at the end of this release.

Other Items

The Company recorded non-cash impairment charges of $560.1 million in the second quarter of fiscal year 2009 which represents 1) $291.1 million pretax impairment charge related to the writedown to fair value of goodwill, 2) $242.2 million pretax impairment charge related to the writedown to fair value of the net carrying value of tradenames and 3) $26.8 million pretax impairment charge related to the writedown to fair value of the net carrying value of certain long-lived assets.

A live webcast of the conference call on earnings can be accessed through the Investor Information section of the Neiman Marcus, Inc. website at www.neimanmarcusgroup.com on Tuesday, March 9, 2010 beginning at 4:00 p.m. Central Standard Time. Following the live broadcast, interested parties may replay the webcast by accessing this website. To access financial information that will be presented during the call, please visit the Investor Information section of the Neiman Marcus, Inc. website at www.neimanmarcusgroup.com.

From time to time, the Company may make statements that predict or forecast future events or results, depend on future events for their accuracy or otherwise contain "forward-looking information." These statements are made based on management's expectations and beliefs concerning future events and are not guarantees of future performance.

The Company cautions readers that actual results may differ materially as a result of various factors, some of which are beyond its control, including but not limited to: political or economic conditions; terrorist activities in the United States and elsewhere; disruptions in business at the Company’s stores, distribution centers or offices; changes in consumer confidence resulting in a reduction of discretionary spending on goods; changes in demographic or retail environments; changes in consumer preferences or fashion trends; competitive responses to the Company’s marketing, merchandising and promotional efforts; changes in the Company’s relationships with key customers; delays in the receipt of merchandise; seasonality of the retail business; adverse weather conditions, particularly during peak selling seasons; delays in anticipated store openings or renovations; natural disasters; significant increases in paper, printing and postage costs; litigation that may have an adverse effect on the Company’s financial results or reputation; changes in the Company’s relationships with designers, vendors and other sources of merchandise; the Company’s success in enforcing its intellectual property rights; the effects of incurring a substantial amount of indebtedness under the Company’s senior secured credit facilities, senior notes and senior subordinated notes and of complying with the related covenants and conditions; the financial viability of the Company’s designers, vendors and other sources of merchandise; the design and implementation of new information systems or enhancement of existing systems; changes in foreign currency exchange rates or inflation rates; impact of funding requirements related to the Company’s noncontributory defined benefit pension plan; changes in the Company’s relationships with certain of key sales associates; changes in key management personnel; changes in the Company’s proprietary credit card arrangement that adversely impact its ability to provide consumer credit; or changes in government or regulatory requirements increasing the Company’s cost of operations.

These and other factors that may adversely effect the Company’s future performance or financial condition are contained in its Annual Report in Form 10-K and other reports filed with and available from the Securities and Exchange Commission. The Company undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events, new information or future circumstances.

NEIMAN MARCUS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

(in thousands)	January 30, 2010	January 31, 2009

ASSETS
Current assets:
Cash and cash equivalents	$500,661	$223,184
Merchandise inventories	732,289	840,331
Other current assets	96,750	169,983
Total current assets	1,329,700	1,233,498

Property and equipment, net	947,371	1,031,285
Goodwill and intangible assets, net	3,242,317	3,473,205
Other assets	80,463	71,062
Total assets	$5,599,851	$5,809,050

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$190,049	$195,629
Accrued liabilities	370,275	365,409
Other current liabilities	45,479	-
Total current liabilities	605,803	561,038

Long-term liabilities:
Long-term debt	2,972,222	2,946,199
Deferred income taxes	684,185	750,027
Other long-term liabilities	394,780	458,207
Total long-term liabilities	4,051,187	4,154,433

Total shareholders’ equity	942,861	1,093,579
Total liabilities and shareholders’ equity	$5,599,851	$5,809,050

NEIMAN MARCUS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
(in thousands)	January 30, 2010	January 31, 2009	January 30, 2010	January 31, 2009

Revenues	$1,102,361	$1,079,379	$1,971,261	$2,065,166
Cost of goods sold including buying and occupancy costs	761,485	821,403	1,295,709	1,439,146
Selling, general and administrative expenses	237,581	243,580	456,397	486,408
Income from credit card program, net	(16,572)	(10,187)	(29,659)	(23,187)
Depreciation expense	34,422	39,112	70,205	77,711
Amortization of intangible assets	13,845	13,568	27,691	27,135
Amortization of favorable lease commitments	4,469	4,469	8,939	8,939
Impairment charges	-	560,159	-	560,159

Operating earnings (loss)	67,131	(592,725)	141,979	(511,145)

Interest expense, net	59,004	58,581	118,369	116,426

Earnings (loss) before income taxes	8,127	(651,306)	23,610	(627,571)

Income tax expense (benefit)	4,163	(142,050)	11,125	(131,193)

Net earnings (loss)	$3,964	$(509,256)	$12,485	$(496,378)

NEIMAN MARCUS, INC.
OTHER OPERATING DATA
(UNAUDITED)

SEGMENTS:	Thirteen Weeks Ended		Twenty-Six Weeks Ended
(dollars in millions)	January 30, 2010	January 31, 2009	January 30, 2010	January 31, 2009

REVENUES:
Specialty Retail Stores	$881.2	$870.6	$1,602.8	$1,697.7
Direct Marketing	221.2	208.8	368.5	367.5
Total	$1,102.4	$1,079.4	$1,971.3	$2,065.2

OPERATING EARNINGS (LOSS):
Specialty Retail Stores	$66.5	$(9.6)	$154.9	$84.8
Direct Marketing	40.7	17.3	62.4	36.7
Corporate expenses	(15.4)	(13.3)	(29.0)	(26.9)
Other expenses	(6.4)	(9.0)	(9.7)	(9.5)
Amortization of intangible assets and favorable lease commitments	(18.3)	(18.0)	(36.6)	(36.1)
ADJUSTED OPERATING EARNINGS (LOSS)	$67.1	$(32.6)	$142.0	$49.0
Impairment charges	-	(560.1)	-	(560.1)
OPERATING EARNINGS (LOSS)	$67.1	$(592.7)	$142.0	$(511.1)

Adjusted operating earnings (loss) represents operating earnings (loss) excluding impairment charges.

Neiman Marcus, Inc. believes reporting adjusted operating earnings (loss) is a more meaningful representation of the Company’s on-going economic performance and therefore uses adjusted reporting internally to evaluate and manage the Company’s operations. Neiman Marcus, Inc. has chosen to provide this information to investors to enable them to perform more meaningful comparisons of operating results and as a means to emphasize the results of on-going operations. Adjusted operating earnings (loss) is not a recognized term under generally accepted accounting principles (GAAP). Adjusted operating earnings (loss) should not be considered as an alternative to operating earnings (loss) or net earnings (loss) as a measure of operating performance or cash flows as a measure of liquidity. Adjusted operating earnings (loss) should not be considered in isolation to, or as a substitute for, analysis of the Company’s results reported in accordance with generally accepted accounting principles. Adjusted operating earnings (loss) as presented herein are not necessarily comparable to similarly titled measures.

NEIMAN MARCUS, INC.
OTHER OPERATING DATA
(UNAUDITED)
OTHER DATA:

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
(dollars in millions)	January 30, 2010	January 31, 2009	January 30, 2010	January 31, 2009

Capital expenditures	$11.1	$31.1	$28.4	$64.5

Depreciation	$34.4	$39.1	$70.2	$77.7
Amortization of intangibles	$18.3	$18.0	$36.6	$36.1

Rent expense	$22.4	$22.4	$43.4	$44.5

EBITDA	$119.9	$(535.5)	$248.8	$(397.3)
Adjusted EBITDA	$119.9	$24.6	$248.8	$162.8

For an explanation of EBITDA and Adjusted EBITDA, see “Non-GAAP Financial Measure.”

NEIMAN MARCUS, INC.
NON-GAAP FINANCIAL MEASURE
(UNAUDITED)

The following table reconciles net earnings (loss) as reflected in the Company’s condensed consolidated statements of operations prepared in accordance with GAAP to EBITDA and Adjusted EBITDA:

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
(dollars in millions)	January 30, 2010	January 31, 2009	January 30, 2010	January 31, 2009

Net earnings (loss)	$4.0	$(509.2)	$12.5	$(496.3)
Income tax expense (benefit)	4.2	(142.0)	11.1	(131.2)
Interest expense, net	59.0	58.6	118.4	116.4
Depreciation expense	34.4	39.1	70.2	77.7
Amortization of intangible assets and favorable lease commitments	18.3	18.0	36.6	36.1
EBITDA	119.9	(535.5)	248.8	(397.3)
Non-cash impairment of long-lived assets	-	560.1	-	560.1
Adjusted EBITDA	$119.9	$24.6	$248.8	$162.8

We present the non-GAAP financial measures EBITDA and Adjusted EBITDA because we use these measures to monitor and evaluate the performance of our business and believe the presentation of these measures will enhance investors’ ability to analyze trends in our business, evaluate our performance relative to other companies in our industry and evaluate our ability to service our debt. In addition, we use EBITDA and Adjusted EBITDA as components of the measurement of incentive compensation.

EBITDA and Adjusted EBITDA are not presentations made in accordance with GAAP and this computation may vary from others in the industry. In addition, EBITDA and Adjusted EBITDA contain some, but not all, adjustments that are taken into account in the calculation of the components of various covenants in the agreements and indentures governing the Company’s senior secured Asset-Based Revolving Credit Facility, Senior Secured Term Loan Facility, Senior Notes and Senior Subordinated Notes. EBITDA and Adjusted EBITDA should not be considered as alternatives to operating earnings (loss) or net earnings (loss) as measures of operating performance or cash flows as measures of liquidity. EBITDA and Adjusted EBITDA have important limitations as analytical tools and should not be considered in isolation to, or as a substitute for, analysis of the Company’s results as reported under GAAP. For example, EBITDA and Adjusted EBITDA do not reflect cash expenditures, or future requirements, for capital expenditures or contractual commitments; do not reflect changes in, or cash requirements, for working capital needs; do not reflect our considerable interest expense, or the cash requirements necessary to service interest or principal payments, on the Company’s debt; exclude tax payments that represent a reduction in cash available; and do not reflect any cash requirements for assets being depreciated and amortized that may have to be replaced in the future.

CONTACT:
Neiman Marcus, Inc.
James E. Skinner, 214-757-2954
Executive Vice President and
Chief Financial Officer
or
Stacie Shirley, 214-757-2967
Vice President – Finance
and Treasurer